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                                                                 EXHIBIT 10.2

                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT


     This Amendment No. 1 relates to that certain Asset Purchase and Sale Agreement (the "Purchase Agreement") dated as of September 6, 1995 by and among Sierra Pacific Industries, a California corporation, Fibreboard Corporation, a Delaware corporation, and Fibreboard Box & Millwork Corporation, a Delaware corporation. This Amendment No. 1 effects the following changes to the Purchase Agreement (and APPENDIX 1 thereto in the instance of Insert 3):


INSERT 1 (added to the end of Section 10.1(ii)(A) - also making the word Section plural)

and 10.4(ii)(D)


INSERT 2  (added to the end of Section 10.4(ii))

               (D) Notwithstanding the foregoing or any other provisions of this Purchase Agreement, Buyer's obligations under this Section 10.4(ii) shall not be deemed to apply to, and the definition of Assumed Liabilities shall not be deemed to include, the following (collectively, "Excluded Claims"):

     (w) claims for personal injuries to the extent that such injuries occurred as the result of the pre-Closing acts or omissions of any Seller, Snider or any of their predecessor entities with respect to the Wood Products Group;

     (x) claims for personal injuries arising out of pre-Closing exposure to Hazardous Materials associated with the Assets;

     (y) claims relating to the disposal, off-site of the Real Property and prior to the Closing, of Hazardous Materials (it being understood that "disposal" shall not include migration, leaching or similar activity); and

     (z) any claims, including product liability claims, relating to any sale or other transfer of products by any Seller, Snider or any of their predecessor entities with respect to the Wood Products Group prior to the Closing.

Moreover, Fibreboard agrees to indemnify Buyer from and against any Adverse Consequences Buyer reasonably may suffer resulting from or caused by any Excluded Claims.

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INSERT 3  (added as a new definition)

     "EXCLUDED CLAIMS" has the meaning set forth in Section 10.4(ii)(D) of the Purchase Agreement.


MISCELLANEOUS. This Amendment No. 1 is intended to amend and supplement the Purchase Agreement and to be incorporated therein. The parties acknowledge and agree that this Amendment No. 1 may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement as of September 6, 1995.


BUYER:
SIERRA PACIFIC INDUSTRIES,
a California corporation


By: /s/ M. D. Emmerson
   --------------------------
Title:  Vice President
      -----------------------

SELLERS:

FIBREBOARD:
FIBREBOARD CORPORATION,
a Delaware corporation


By: /s/ James P. Donohue
   --------------------------
Title:  Senior Vice President
      -----------------------
FB&M:
FIBREBOARD BOX & MILLWORK CORPORATION,
a Delaware corporation


By: /s/ James P. Donohue
   --------------------------
Title:  Vice President
      -----------------------